Limited Power of Attorney Section 16 Reporting Obligations

POWER
OF
ATTORNEY

    The undersigned hereby constitutes and appoints P.
Steven
Melman and John K. Kibarian, and each of them, his or her, true and lawful attorney-in-fact to:

(1)    execute for and on behalf
of the
undersigned, in the undersigneds capacity as an officer and/or director, and/or person who holds more than 10% of the stock of PDF
Solutions, Inc.
(the Company), Forms 3, 4 and 5 in accordance with
Section 16(a) of the
Securities Exchange Act of 1934, as amended (the
Exchange Act) and the
rules thereunder;

(2)    do and perform any
and all acts for and on
behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendment(s) thereto, and timely file any such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and


(3)    take any other action of
any type whatsoever in connection with
the foregoing which, in the
opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-facts discretion.

    The undersigned
hereby grants to each such
attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-facts substitute or substitutes, shall lawfully do or cause to be done pursuant to this power of attorney. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigneds responsibilities to comply with Section 16 of the Exchange

Act.

    This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigneds holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the attorneys-in-fact. This
Power of Attorney
may be filed with the SEC as a confirming statement of the authority granted herein.

    The undersigned has caused this
Power of Attorney
to be executed as of this 4th day of January, 2006.


/s/ KEITH A. JONES

Signature

KEITH A. JONES
Print Name